Dryden Global Total Return Fund, Inc.
(formerly Prudential Global Total Return Fund, Inc.)
Gateway Center Three
100 Mulberry Street
Newark, New Jersey 07102


        					August 21, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


                              Re: Dryden Global Total Return Fund, Inc.
                               File No. 811-04661


Ladies and Gentlemen:

        Enclosed please find the Semi-Annual Report on Form N-SAR for Dryden Global Total Return Fund, Inc. for the semi-annual period ended June 30, 2003. The Form N-SAR was filed using the EDGAR system.



                                                Very truly yours,


					/s/ Marguerite E. H. Morrison
                                            Marguerite E. H. Morrison
                                                 Assistant Secretary




This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 21st day of August 2003.







Dryden Global Total Return Fund, Inc.





Witness: /s/ Marguerite E. H. Morrison  	By:__________________
           Marguerite E. H. Morrison  	      	     Grace C. Torres
           Assistant Secretary		      	       Treasurer





























            T:\Cluster 1\N-SAR\GTR\8-03.Letter